Exhibit 99.1

Contact:

Robert A. Ramirez, CFO, 305-375-8005 or rramirez@thehackettgroup.com

The Hackett Group Announces Fourth Quarter 2020 Results

•	Q4 2020 net revenue of $59.2 million exceeds high end of guidance
•	Q4 2020 GAAP EPS of $0.03
•	Q4 2020 pro forma EPS of $0.23, up 35% sequentially, which exceeds high end of guidance
•	Company announces annual dividend increase of 5% and declares a $0.10 per share first quarter dividend

MIAMI, FL – February 23, 2021 - The Hackett Group, Inc. (NASDAQ: HCKT), a global intellectual property-based strategic consultancy and leading enterprise benchmarking and best practices digital transformation firm, today announced its financial results for the fourth quarter, which ended on January 1, 2021.

Fourth quarter 2020 net revenue (gross revenue less reimbursable expenses) from continuing operations was $59.2 million, down 7%, as compared to the same period in the prior year, but up 2.5% sequentially from the third quarter as demand improved throughout the quarter.

GAAP diluted earnings per share were $0.03 for the fourth quarter of 2020, as compared to GAAP diluted earnings per share of $0.07 in the same period in the prior year due to the economic disruption resulting from the COVID-19 pandemic. GAAP results for the fourth quarter of 2020 included a $5.5 million, or $0.12 per diluted share, restructuring and asset impairment charge primarily related to the reduction in the Company’s global office space requirements resulting from the emerging work from home delivery model.  GAAP results for the fourth quarter of 2019 included a $4.5 million, or $0.12 per diluted share, restructuring and asset impairment charge primarily related to the reduction of international operations.

Fourth quarter 2020 pro forma diluted earnings per share were $0.23, as compared to $0.24 in the same period in the prior year, but up 35% sequentially from the third quarter as client engagements and utilization improved throughout the quarter. Pro forma information is provided to enhance the understanding of the Company's financial performance and is reconciled to the Company's GAAP information in the accompanying tables.

At its most recent meeting, the Company’s Board of Directors authorized a 5% increase in its annual dividend from $0.38 to $0.40 per share, to be paid quarterly, and declared a quarterly dividend of $0.10 per share for its shareholders of record on March 26, 2021, to be paid on April 8, 2021.

At the end of the fourth quarter of 2020, the Company’s cash balances were $49.5 million with no outstanding debt. During the quarter, the Company repurchased 40 thousand shares of its stock at an average price of $11.96 for a total of $483 thousand. As of the end of the fourth quarter of 2020, the Company’s remaining share repurchase program authorization was $4.3 million.

“Although the pandemic continued to weigh on our results, our revenues grew sequentially and our pro forma EPS was up 35 percent, which demonstrated the demand improvement as well as the increase in utilization and client engagements throughout the quarter,” stated Ted A. Fernandez, Chairman & CEO of The Hackett Group, Inc. “We expect this momentum to carry into the new year which should allow us to continue to improve our results and emerge financially and strategically stronger as and when the pandemic subsides.”

Although economic uncertainty from the COVID-19 pandemic continues to be high, the Company’s current estimates suggest that net revenue for the first quarter of 2021 will be in the range of $61.0 million to $63.0 million, down slightly from the pre-COVID-19 first quarter of 2020. The Company estimates pro forma diluted earnings per share for the first quarter of 2021 to be in the range of $0.24 and $0.26 which provides the opportunity to exceed prior year pre-COVID-19 pro forma EPS results.

Other Highlights

Global Virtual Best Practices Conference – In November, The Hackett Group held its global virtual best practices conference, “Digital Excelleration: Fast-Tracking Enterprise Performance.” The event was attended by more than 450 senior executives from companies around the globe, making it larger than the 2019 North American and European Best Practices Conferences combined. The conference featured nearly 30 presentations by executives from more than 20 companies, including: 3M, ABB, Boston Scientific, Coca-Cola, Habitat for Humanities, HP, Jaguar Land Rover, Vodafone, Mastercard, Northwestern Mutual, Thomson Reuters, and United Parcel Services.

C-Suite Research Issued – The Hackett Group issued a new research piece “Business Excelleration: Fast-Tracking Digital World Class” which details the most important areas that CEOs, COOs, CFOs, CHROs, CIOs, CPOs, and other business services leaders can focus on in order to fast-track digital world-class performance and build a flexible and resilient operating model.

Sustainable Procurement Study Launched – The Hackett Group launched its 2020 Sustainable Procurement Study, designed to help participants understand the benefits that can be realized from sustainability activities, key metrics and KPIs to measure performance, and critical capabilities for sustainable procurement and their maturity across organizations.

Podcast Launch – In December, The Hackett Group launched a weekly “Business Excelleration” podcast, featuring insights and research data to help business leaders improve efficiency and effectiveness in finance, human capital management, strategic sourcing, procurement, and information technology.

SAP North American Partner Excellence Award – In February, Answerthink, a division of The Hackett Group, received the 2021 SAP North America Award for Partner Excellence for Marketing.

On Tuesday, February 23, 2021, senior management will discuss fourth quarter results in a conference call at 5:00 P.M. ET.  The number for the conference call is (800) 593-0486, [Passcode: Fourth Quarter].  For international callers, please dial (517) 308-9371. Please dial in at least 5-10 minutes prior to start time. If you are unable to participate on the conference call, a rebroadcast will be available beginning at 8:00 P.M. ET on Tuesday, February 23, 2021 and will run through 5:00 P.M. ET on Tuesday, March 9, 2021.  To access the rebroadcast, please dial (800) 759-4056.  For international callers, please dial (402) 998-0478.

In addition, The Hackett Group will also be webcasting this conference call live through the StreetEvents.com service.  To participate, simply visit http://www.thehackettgroup.com approximately 10 minutes prior to the start of the call and click on the conference call link provided.  An online replay of the call will be available after 8:00 P.M.

ET on Tuesday, February 23, 2021 and will run through 5:00 P.M. ET on Tuesday, March 9, 2021. To access the replay, visit www.thehackettgroup.com or http://www.streetevents.com.

About The Hackett Group

The Hackett Group (NASDAQ: HCKT) is an intellectual property-based strategic consultancy and leading enterprise benchmarking and best practices digital transformation firm to global companies, with offerings that include cloud ERP, EPM and analytics implementation. Services include business transformation, enterprise analytics and global business services. The Hackett Group also provides dedicated expertise in business strategy, operations, finance, human capital management, strategic sourcing, procurement and information technology, including its distinguished Oracle, SAP, Coupa and OneStream practices.

The Hackett Group has completed nearly 20,000 benchmarking studies with major corporations and government agencies, including 93% of the Dow Jones Industrials, 91% of the Fortune 100, 80% of the DAX 30 and 55% of the FTSE 100.  These studies drive The Hackett’s Group’s Digital Transformation Platform which includes the firm's benchmarking metrics, best practices repository and best practice configuration guides and process flows, which enable The Hackett Group’s clients and partners to achieve digital world-class performance.

More information on The Hackett Group is available at: www.thehackettgroup.com, info@thehackettgroup.com, or by calling (770) 225-3600.

 # # #

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause The Hackett Group's actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by the forward-looking statements. Factors that impact such forward-looking statements include, among others, the impact of the coronavirus pandemic, including the duration and severity of the pandemic, the economic impact of the pandemic and the timing of an economic recovery, our ability to manage our business and capital resources through the pandemic, the ability of our products, services, or offerings mentioned in this release to deliver the desired effect, our ability to retain existing business, our ability to attract additional business, our ability to effectively market and sell our product offerings and other services, including those referenced above, the timing of projects and the potential for contract cancellations by our customers, especially given that our clients are also impacted by the coronavirus pandemic, changes in expectations regarding the business consulting and information technology industries, our ability to attract and retain skilled employees, possible changes in collections of accounts receivable due to the bankruptcy or financial difficulties of our customers, risks of competition, price and margin trends, foreign currency fluctuations, the impact of Brexit on our business, changes in general economic conditions and interest rates, our ability to mitigate the impact of the recent decline in our European operations, our ability to obtain debt financing through additional borrowings under our existing credit facility as well as other risks detailed in our Annual Report on Form 10-K for the most recent fiscal year and our Quarterly Report on Form 10-Q for the third fiscal quarter of fiscal 2020, each as filed with the Securities and Exchange Commission. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Page 4 of 7 - The Hackett Group, Inc. Announces Fourth Quarter Results

The Hackett Group, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Quarter Ended		Twelve Months Ended
	January 1,	December 27	January 1,	December 27,
	2021	2019	2021	2019
Revenue:
Revenue before reimbursements ("net revenue")	$59,223	$63,736	$234,810	$260,837
Reimbursements	58	5,370	4,672	21,635
TOTAL REVENUE FROM CONTINUING OPERATIONS	59,281	69,106	239,482	282,472

Costs and expenses:
Cost of service:
Personnel costs before reimbursable expenses	36,769	38,610	154,327	159,390
Non-cash stock compensation expense	1,806	1,056	6,255	3,831
Acquisition-related compensation expense (benefit)	11	—	50	(131)
Acquisition-related non-cash stock compensation expense	309	264	1,064	954
Reimbursable expenses	58	5,370	4,672	21,635
TOTAL COST OF SERVICE	38,953	45,300	166,368	185,679

Selling, general and administrative costs	12,544	14,789	50,586	58,107
Non-cash stock compensation expense	591	663	2,421	2,931
Amortization of intangible assets	254	247	977	1,036
Acquisition-related contingent consideration liability	—	—	—	(1,133)
Restructuring charges and asset impairments	5,454	4,514	10,488	4,514
TOTAL SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	18,843	20,213	64,472	65,455

TOTAL COSTS AND OPERATING EXPENSES	57,796	65,513	230,840	251,134

INCOME FROM OPERATIONS	1,485	3,593	8,642	31,338
Other expense:
Interest expense	(26)	(43)	(126)	(311)

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	1,459	3,550	8,516	31,027
Income tax expense	559	1,263	2,871	7,744
INCOME FROM CONTINUING OPERATIONS	900	2,287	5,645	23,283
Loss from discontinued operations (2)	(7)	(2)	(172)	(6)
NET INCOME	$893	$2,285	$5,473	$23,277

Weighted average common shares outstanding:
Basic	29,995	29,837	29,988	29,805
Diluted	32,614	32,573	32,405	32,453

Basic net income per common share:
Income per common share from continuing operations	$0.03	$0.08	$0.19	$0.78
Loss per common share from discontinued operations (2)	(0.00)	(0.00)	(0.01)	(0.00)
Basic net income per common share	$0.03	$0.08	$0.18	$0.78

Diluted net income per common share:
Income per common share from continuing operations	$0.03	$0.07	$0.17	$0.72
Loss per common share from discontinued operations (2)	(0.00)	(0.00)	(0.00)	(0.00)
Diluted net income per common share	$0.03	$0.07	$0.17	$0.72
PRO FORMA DATA (1):

Page 5 of 7 - The Hackett Group, Inc. Announces Fourth Quarter Results

Income from continuing operations before income taxes	$1,459	$3,550	$8,516	$31,027
Non-cash stock compensation expense	2,397	1,719	8,676	6,762
Acquisition-related compensation expense (benefit)	11	—	50	(131)
Acquisition-related non-cash stock compensation expense	309	264	1,064	954
Acquisition-related contingent consideration liability	—	—	—	(1,133)
Acquisition-related costs	—	—	—	32
Restructuring charges and asset impairments	5,454	4,514	10,488	4,514
Amortization of intangible assets	254	247	977	1,036
PRO FORMA INCOME BEFORE INCOME TAXES	9,884	10,294	29,771	43,061
Pro forma income tax expense	2,471	2,574	7,443	10,765
PRO FORMA NET INCOME	$7,413	$7,721	$22,328	$32,296

Pro forma basic net income per common share	$0.25	$0.26	$0.74	$1.08
Weighted average common shares outstanding	29,995	29,837	29,988	29,805

Pro forma diluted net income per common share	$0.23	$0.24	$0.69	$1.00
Weighted average common and common equivalent shares outstanding	32,614	32,573	32,405	32,453

(1) The Company provides pro forma earnings results (which exclude the amortization of intangible assets, non-cash stock compensation expense, restructuring charges, asset impairments, acquisition-related one-time expense (benefit), and include a normalized tax rate, which is our long-term projected cash tax rate) as a complement to results provided in accordance with Generally Accepted Accounting Principles (GAAP). These non-GAAP results are provided to enhance the overall users' understanding of the Company's current financial performance and its prospects for the future. The Company believes the non-GAAP results provide useful information to both management and investors and by excluding certain expenses that it believes are not indicative of its core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing operating results in a manner that is focused on the performance of ongoing operations and to provide a more consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. In addition, since the Company has historically reported non-GAAP results to the investment community, it believes the continued inclusion of non-GAAP results provides consistency in its financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

(2) Discontinued operations relate to the discontinuance of the Company’s European Working Capital group.

Page 6 of 7 - The Hackett Group, Inc. Announces Fourth Quarter Results

The Hackett Group, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	January 1,	December 27,
	2021	2019
ASSETS
Current assets:
Cash and cash equivalents	$49,455	$25,954
Accounts receivable and contract assets, net	32,778	49,778
Prepaid expenses and other current assets	2,599	2,895
Total current assets	84,832	78,627
Property and equipment, net	18,158	19,916
Other assets	1,680	2,652
Goodwill	85,297	84,578
Operating lease right-of-use assets	2,578	7,962
Total assets	$192,545	$193,735

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$6,098	$8,494
Accrued expenses and other liabilities	33,849	32,482
Operating lease liabilities	2,620	2,707
Total current liabilities	42,567	43,683
Long-term deferred tax liability, net	5,588	7,183
Operating lease liabilities	3,503	5,255
Total liabilities	51,658	56,121

Shareholders' equity	140,887	137,614
Total liabilities and shareholders' equity	$192,545	$193,735

Page 7 of 7 - The Hackett Group, Inc. Announces Fourth Quarter Results

The Hackett Group, Inc.

SUPPLEMENTAL FINANCIAL DATA

(unaudited)

	Quarter Ended
	January 1,	September 25,	December 27,
	2021	2020	2019
Revenue Breakdown by Group:
(in thousands)
S&BT (3)	$23,362	$22,217	$26,645
EEA (4)	30,102	29,710	29,684
International (5)	5,759	5,842	7,407
Net revenue from continuing operations (6)	$59,223	$57,769	$63,736

Revenue Concentration:
(% of total revenue)
Top customer	3%	6%	5%
Top 5 customers	13%	16%	14%
Top 10 customers	23%	26%	22%

Key Metrics and Other Financial Data:

Total Company:
Consultant headcount	928	923	982
Total headcount	1,133	1,124	1,201
Days sales outstanding (DSO)	54	57	66
Cash provided by operating activities (in thousands)	$12,906	$10,088	$15,821
Depreciation (in thousands)	$902	$916	$887
Amortization (in thousands)	$254	$247	$247

Remaining Plan authorization:
Shares purchased (in thousands)	36	75	145
Cost of shares repurchased (in thousands)	$429	$932	$2,227
Average price per share of shares purchased	$11.84	$12.41	$15.33
Remaining Plan authorization (in thousands)	$4,284	$4,713	$1,651

Shares Purchased to Satisfy Employee Net Vesting Obligations:
Shares purchased (in thousands)	4	8	3
Cost of shares purchased (in thousands)	$54	$111	$49
Average price per share of shares purchased	$13.00	$14.26	$16.20

(3) Strategy and Business Transformation Group (S&BT) includes the results of our IP as-a-service offerings, which includes our North America Executive Advisory Programs, our Benchmarking Services and our Business Transformation Practices.

(4) ERP, EPM and Analytics Solutions (EEA) includes the results of our North America Oracle EEA and SAP Solutions Practices and One Stream.

(5) International Groups include the results of our S&BT and EEA Practices, primarily in Europe.

(6) Net revenue excludes reimbursable expenses which are primarily travel-related expenses passed through to a client with no associated margin.

(7) Certain reclassifications have been made to conform with current reporting requirements.